UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Item 1.01 Entry into Material Definitive Agreement.

Kreos Capital Loan and Security Agreements

On July 16, 2021 (the “Effective Date”), Motus GI Holdings, Inc. (the “Company”) and its wholly owned subsidiaries, Motus GI, LLC (the “US Subsidiary”) and Motus GI Medical Technologies, LTD (the “IL Subsidiary” together with the Company and the US Subsidiary, the “Borrower”), entered into that certain Agreement for the Provision of a Loan Facility (the “Loan Agreement”) with Kreos Capital VI (Expert Fund) LC (“Lender”), a limited partnership incorporated in Jersey. Under the Loan Agreement, Lender will provide the Company with access to term loans in an aggregate principal amount of up to $12.0 million in three tranches as follows: (a) on the Effective Date, a loan in the aggregate principal amount of $4.0 million (the “Convertible Bullet Loan”), (b) on the Effective Date, a loan in the aggregate principal amount of $5.0 million (“Tranche B”), and (c) available until December 31, 2021, a loan in the aggregate principal amount of $3.0 million (“Tranche C”, together with the Convertible Bullet Loan and Tranche B, the “Loan” or “Loans”). The Convertible Bullet Loan and Tranche B were funded on the Effective Date.

The Company intends to use the proceeds of the Loans to refinance the Company’s existing indebtedness in the amount of approximately $8.2 million, and to enhance the Company’s product development and commercial growth plans, and for general corporate purposes.

The Convertible Bullet Loan requires forty-eight (48) monthly interest only payments commencing after the Effective Date and thereafter full payment of the then outstanding principal balance of the Bullet Loan on July 1, 2025. The Tranche B loan requires interest only monthly payments commencing on the Effective Date until September 30, 2022 and, thereafter, thirty-three (33) monthly payments of principal and interest accrued thereon until June 1, 2025. The Tranche C loan, to the extent drawn on or prior to December 31, 2021, requires monthly payments of interest only commencing on the date drawn until September 30, 2022 and, thereafter, thirty-three (33) monthly payments of principal and interest accrued thereon until June 1, 2025. Notwithstanding the foregoing, in the event the Borrower completes a capital raise of a minimum of $20.0 million prior to September 30, 2022, the repayment terms of the Tranche B and Tranche C loans shall automatically be amended so that the interest only period will be extended to June 30, 2023, and, thereafter, the Borrower shall pay twenty-four (24) monthly payments of principal and interest accrued thereon until June 1, 2025.

Interest on the Convertible Bullet Loan accrues at 7.75% per annum. Interest on the Tranche B and Tranche C loans accrues at 9.5% per annum.

The Borrower may prepay all, but not less than all, of the outstanding principal balance of any of the Loans. In case of prepayment within 6 months of the Effective Date, the Borrower will pay a sum equal to (i) the principal balance then outstanding, plus (ii) an aggregate of all remaining interest payments discounted to present value at the then-applicable Wall Street Journal Prime Rate less 3%, with a floor of 0%. In case of prepayment within 7-24 months of the Effective Date, the Borrower will pay a sum equal to 102% of principal balance then outstanding. In case of prepayment within 25-36 months of the Effective Date, the Borrower will pay a sum equal to 101% of the principal balance then outstanding. If prepayment is made after 36 months of the Effective Date, the Borrower will pay a sum equal to the principal balance then outstanding. In connection with any prepayment, the Borrower will also pay the End of Loan Payment (as defined below) and any other unpaid fees or costs, if any.

The Loans are subject to mandatory accelerated repayment provisions that require repayment of the outstanding principal amount of the Loan, and all accrued and unpaid interest thereon, upon the occurrence of an event of default, subject to certain limitations and cure rights. In addition, in the event of acceleration upon an event of default (a) the Borrower will be required to pay the aggregate of the monthly interest payments scheduled to be paid by the Borrower for the period from the date of acceleration to the expiry of the applicable Loan, in each case discounted from the applicable monthly repayment date to the date of prepayment at the rate of 2% per annum and (b) the other prepayment penalty obligations described above will not apply.

The Lender may elect to convert all or part of the Convertible Bullet Loan into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at the Conversion Price (as defined below) at any time while the Convertible Bullet Loan remains outstanding. The “Conversion Price” is set at $1.40, subject to certain customary adjustments for stock splits, combinations, stock dividends or similar events as specified in the Loan Agreement. Should the Lender elect to convert the Convertible Bullet Loan, the End of Loan Fee for the portion of loan converted would not be payable by the Borrower.

The Company may elect to convert all or part of the Convertible Bullet Loan into shares of Common Stock at the Conversion Price at any time while the Convertible Bullet Loan remains outstanding, if the average closing price per share of Common Stock for twenty (20) consecutive trading days, including the day of the actual conversion, is greater than 200% of the Conversion Price.

In connection with entering into the Loan Agreement, the Company will pay Lender a fee of up to $50,000 for legal and other ancillary fees. Pursuant to the Loan Agreement, upon the execution of the agreement, the Company paid Lender (a) a transaction fee equal to $150,000 and (b) an advance payment in the amount of $171,406.21 which reflects the last month’s payment of principal and interest for Tranche B. Additionally, Borrower will be required to pay Lender an end of loan payment equal to 1.75% of the amount of each tranche drawn down upon the expiration of each such tranche (each and “End of Loan Payment”). If the Lender elects to convert any part of the Convertible Bullet Loan, then the aforementioned End of Loan Payment shall not apply with respect to such converted part of the Convertible Bullet Loan.

Outstanding borrowings under the Loan Agreement are secured by a first priority security interest on substantially all of the personal property assets of the Borrower, including Borrower’s material intellectual property and equity interests in its subsidiaries. In conjunction with the security interests granted under the Loan Agreement, the Borrower’s obligations are further secured, pursuant to the terms of (A) a Security Agreement (the “Company Security Agreement”), between the Company and the Lender, (B) a Security Agreement, between the US Subsidiary and the Lender (the “US Subsidiary Security Agreement”), (C) a Debenture – Fixed Charge, between the IL Subsidiary and the Lender (the “IL Subsidiary Debenture – Fixed Charge”), (D) a Debenture – Floating Charge, between the IL Subsidiary and the Lender (the “IL Subsidiary Debenture – Floating Charge”), and (E) a US Intellectual Property Security Agreement, between the IL Subsidiary and the Lender (the “IL Subsidiary US IP Security Agreement”, together with the Company Security Agreement, the US Subsidiary Security Agreement, the IL Subsidiary Debenture – Fixed Charge, and the IL Subsidiary Debenture – Floating Charge, the “Initial Security Documents”), each dated as of the Effective Date.

The Loan Agreement contains customary representations and warranties, indemnification provisions in favor of Lender, events of default and affirmative and negative covenants, including, among others, covenants that limit or restrict the Company’s ability to, among other things, incur additional indebtedness, merge or consolidate, make acquisitions, pay dividends or other distributions or repurchase equity, make investments, dispose of assets and enter into certain transactions with affiliates, in each case subject to certain exceptions. There are no liquidity or financial covenants. Borrower has also granted Lender certain information rights.

In connection with the Loan Agreement, the Company also issued to Lender a warrant (“Warrant”), dated July 16, 2021, to purchase up to 190,949 shares of the Company’s common stock, at an exercise price of $1.0474 per share, payable in cash or on a cashless basis according to the formula set forth in the Warrant. The exercise price of the Warrant and the number of shares issuable upon exercise of the Warrant are subject to adjustments for stock splits, combinations, stock dividends or similar events. The Warrant is exercisable until the date that is ten (10) years after the date of issuance. The Warrant was issued on substantially the same form as the Company’s Form of June 2018 Consultant Warrant, filed as Exhibit 4.1 of our Quarterly Report on Form 10-Q filed with the SEC on August 13, 2018, and incorporated herein by reference.

The description of the material terms of the Loan Agreement and the Initial Security Documents are qualified in their entirety by reference to the complete text of the such agreements, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Silicon Valley Bank Loan and Security Agreement

On the Effective Date, the Company used a portion of the proceeds from the Convertible Bullet Loan and Tranche B to repay in full all amounts outstanding under, and discharge all obligations in respect of, the Loan and Security Agreement dated as of December 13, 2019, as amended (the “SVB Loan Agreement”), between the Borrower and Silicon Valley Bank. The payment amount of approximately $8.2 million included a negotiated prepayment premium of $220,000 under the terms of the payoff arrangement with Silicon Valley Bank. As a result, the SVB Loan Agreement, together with all documents and agreements executed in connection therewith, have terminated and all liens associated therewith have been released as of the Effective Date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 with respect to the Convertible Bullet Loan and the Warrant is set forth under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

The Company will issue the Convertible Bullet Loan, the Warrant and the shares of Common Stock underlying the Convertible Bullet Loan and the Warrant to Lender in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On July 21, 2021, the Company issued a press release announcing the Loan Agreement with Lender. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

4.1	Form of June 2018 Consultant Warrant, filed as Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2018
10.1	Loan Agreement, dated as of July 16, 2021 between Kreos Capital, Motus GI Holdings, Inc., Motus GI, LLC and Motus GI Medical Technologies, LTD
10.2	Security Agreement dated as of July 16, 2021 between Kreos Capital and Motus GI Holdings, Inc.
10.3	Security Agreement dated as of July 16, 2021 between Kreos Capital and Motus GI, LLC
10.4	Debenture – Fixed Charge dated as of July 16, 2021 between Kreos Capital and Motus GI Medical Technologies, LTD
10.5	Debenture – Floating Charge dated as of July 16, 2021 between Kreos Capital and Motus GI Medical Technologies, LTD
10.6	US Intellectual Property Security Agreement dated as of July 16, 2021 between Kreos Capital and Motus GI Medical Technologies, LTD
99.1	Press release of Motus GI Holdings, Inc., dated July 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: July 21, 2021	By:	/s/ Timothy P. Moran
	Name:	Timothy P. Moran
	Title:	Chief Executive Officer